Exhibit 4.13

WARRANT AMENDMENT AGREEMENT
This Warrant Amendment Agreement (this “Amendment”) is made as of August 28, 2019 by and between Amyris, Inc., a Delaware corporation (the “Company”), and Foris Ventures, LLC (the “Holder”).
RECITALS
WHEREAS, on May 14, 2019, the Company issued and sold a warrant to purchase common stock (the “Warrant”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Warrant) to the Holder, pursuant to the terms of that certain Exchange Agreement, dated as of May 10, 2019, between the Company and the Holder.

WHEREAS, the Company and the Holder now desire to amend certain provisions of the Warrant as set forth below.

AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Warrant Amendment. The Warrant Price is hereby amended to $3.90 per share (subject to adjustment as set forth in the Warrant).
2.    No Other Amendments. Except as expressly set forth above, all of the terms and conditions of the Warrant shall remain in full force and effect.
3.    Miscellaneous.
(a)    Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
(b)    Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGES FOLLOW]

The undersigned has executed this Warrant Amendment Agreement as of the date first set forth above.

THE COMPANY:
AMYRIS, INC.
By:/s/ Kathleen Valiasek
(Signature)
Name: Kathleen Valiasek
Title: Chief Business Officer

The undersigned has executed this Warrant Amendment Agreement as of the date first set forth above.

HOLDER:
FORIS VENTURES, LLC
/s/ Barbara Hager (Signature)
Name: Barbara Hager
Title: